EXHIBIT -4.11
SIXTH SUPPLEMENTAL INDENTURE
     SIXTH SUPPLEMENTAL INDENTURE dated as of September 3, 2007 (this “Supplemental Indenture”) among ISPAT INLAND ULC, a Nova Scotia unlimited liability company, as issuer (the “Issuer”), the Guarantors and LASALLE BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”).
RECITALS
     WHEREAS, the Issuer, the Guarantors and the Trustee have entered into an Indenture dated as of March 25, 2004, as supplemented (as so supplemented, the “Indenture”);
     WHEREAS, pursuant to Section 8.01 of the Indenture, the Issuer and the Guarantors, when authorized by a Board Resolution, and the Trustee, when an Officers’ Certificate is provided stating that such amendment or supplement complies with the provisions of Section 8.01, may amend or supplement the Indenture without notice to or consent of any Holder to provide for the assumption by a successor entity of the obligations of Parent under the Indenture;
     WHEREAS, Mittal Steel Company N.V., a Netherlands company (formerly known as Ispat International N.V. and the “Parent” under the Indenture), merged by absorption (the “Step 1 Merger”) into its wholly-owned subsidiary, ArcelorMittal, a Luxembourg company the (“Successor Parent”), effective as of September 3, 2007, and as a result of the Step 1 Merger, the Parent has ceased to exist and has transferred by law all of its assets and liabilities to the Successor Parent;
     WHEREAS, Luxembourg, the country under which the Successor Parent is organized, was a member nation of the European Union on March 25, 2004; and
     WHEREAS, the Issuer, the Guarantors and Trustee wish to enter into this Supplemental Indenture pursuant to Section 4.22(1) of the Indenture in order to reflect the assumption by the Successor Parent of all the obligations of the Parent under its Note Guarantee and the Indenture.
     NOW, THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes, as follows:
ARTICLE 1
ASSUMPTION
     SECTION 1.1 The Successor Parent hereby expressly assumes all obligations of the Parent under its Note Guarantee and the Indenture, and the term “Parent,” as used in the Indenture and the Collateral Documents, shall, from and after the date hereof, mean and refer to the Successor Parent.
ARTICLE 2
MISCELLANEOUS
     SECTION 2.1 This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture with respect to the Notes and, as provided in the Indenture, this Supplemental Indenture forms a part thereof with respect to the Notes. Except as herein modified, the

Indenture is in all respects ratified and confirmed with respect to the Notes and all the terms, provisions and conditions thereof shall be and remain in full force and effect with respect to the Notes and every Holder of Notes shall be bound hereby. Except as expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Indenture.
     SECTION 2.2 If any provision of this Supplemental Indenture limits, qualifies or conflicts with any other provision hereof or of the Indenture that is required to be included in the Indenture by any of the provisions of the TIA, such required provision shall control.
     SECTION 2.3 Unless otherwise indicated, capitalized terms used herein without definition shall have the meanings specified therefor in Section 1.01 of the Indenture.
     SECTION 2.4 If any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 2.5 This Supplemental Indenture shall be construed in accordance with, and governed by, the laws of the State of New York.
     SECTION 2.6 This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.
     SECTION 2.7 This Supplemental Indenture shall become effective as of the date first above written.
     IN WITNESS WHEREOF, the parties have caused this Sixth Supplemental Indenture to be executed on December 21, 2007 effective as of the date first above written.

ISPAT INLAND ULC, as Issuer
By:	/s/ Benoit Alain
	Name:	Benoit Alain
Title:

ARCELORMITTAL (successor by merger), as a Guarantor and Successor Parent
By:	/s/ E. S. De Vries
	Name:	E. S. De Vries
	Title:	Group Treasurer

By:	/s/ Simon Evans
	Name:	Simon Evans
	Title:	Group General Counsel

ARCELORMITTAL USA INC. (formerly, Mittal Steel
USA Inc.), as a Guarantor

By:	/s/ Thomas A. McCue
Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL PARTNERSHIP (formerly, Mittal
Steel USA Partnership), as a Guarantor

By:	Mittal Canada Inc., a partner

By:	/s/ Daniel D’Auteuil Name: Daniel D’Auteuil
Title: Treasurer

3019693 NOVA SCOTIA U.L.C.
as a Guarantor

By:	/s/ Benoit Alain Name: Benoit Alain
Title:

ARCELORMITTAL FINANCE LLC (formerly, Mital
Steel USA-Finance LLC), as a Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Treasurer

BURNHAM TRUCKING COMPANY, INC.,
as a Guarantor

By:	/s/ Thomas A. McCue Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL USA INCOAL INC. (formerly,
Incoal Company), as a Guarantor

By:	/s/ Thomas A. McCue Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL MINORCA MINE INC. (formerly,
Mittal Steel USA-Minorca Mine Inc.), as a Guarantor

By:	/s/ Thomas A. McCue Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL SERVICE INC. (formerly, Mittal
Steel USA Service Inc.), as a Guarantor

By:	/s/ Thomas A. McCue Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL CLEVELAND INC. (formerly, ISG
Cleveland Inc.), as a Guarantor

By:	/s/ Thomas A. McCue Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL WEIRTON INC. (formerly, ISG
Weirton Inc.), as a Guarantor

By:	/s/ Thomas A. McCue Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL HENNEPIN INC. (formerly, ISG
Hennepin Inc.), as a Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL INDIANA HARBOR INC.
(formerly, ISG Indiana Harbor Inc.), as a Guarantor

By:	/s/ Thomas A. McCue Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL WARREN INC.
(formerly ISG Warren Inc.), as a Guarantor

By:	/s/ Thomas A. McCue Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL RIVERDALE INC. (formerly, ISG Riverdale Inc.), as a Guarantor

By:	/s/ Thomas A. McCue Name: Thomas A. McCue
Title: Treasurer

MITTAL STEEL USA — VENTURE INC. (formerly, ISG Venture Inc.), as a Guarantor

By:	/s/ Thomas A. McCue Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL PLATE LLC (formerly ISG Plate LLC), as a Guarantor

By:	/s/ Thomas A. McCue Name: Thomas A. McCue
Title: Treasurer

ISG SPARROWS POINT LLC, as a Guarantor

By:	/s/ Thomas A. McCue Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL STEELTON LLC (formerly ISG
Steelton LLC), as a Guarantor

By:	/s/ Thomas A. McCue Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL LACKAWANNA LLC (formerly,
ISG Lackawanna LLC), as a Guarantor

By:	/s/ Thomas A. McCue Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL BURNS HARBOR LLC (formerly, ISG Burns Harbor LLC), as a Guarantor

By:	/s/ Thomas A. McCue Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL COLUMBUS LLC (formerly, ISG Columbus Coatings, LLC), as a Guarantor

By:	/s/ Thomas A. McCue Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL GEORGETOWN INC. (formerly,
ISG Georgetown Inc.), as a Guarantor

By:	/s/ Thomas A. McCue Name: Thomas A. McCue
Title: Treasurer

MITTAL STEEL USA – RAILWAYS INC. (formerly,
ISG Railways Inc.), as a Guarantor

By:	/s/ Thomas A. McCue Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL HIBBING INC. (formerly, ISG
Hibbing Inc.), as a Guarantor

By:	/s/ Thomas A. McCue Name: Thomas A. McCue
Title: Treasurer

HIBBING TACONITE HOLDING INC.,
as a Guarantor

By:	/s/ Thomas A. McCue Name: Thomas A. McCue
Title: Treasurer

ISG ACQUISITION INC.,
as a Guarantor

By:	/s/ Thomas A. McCue Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL REAL ESTATE INC. (formerly
ISG Real Estate Inc.), as a Guarantor

By:	/s/ Thomas A. McCue Name: Thomas A. McCue
Title: VP, Finance and Chief Accounting Officer

ARCELORMITTAL TOW PATH VALLEY BUSINESS
PARK DEVELOPMENT COMPANY (formerly, Tow
Path Valley Business Park Development Company), as a
Guarantor

By:	/s/ Thomas A. McCue Name: Thomas A. McCue
Title: Treasurer

LASALLE BANK NATIONAL ASSOCIATION,
as a Trustee

By:	/s/ Frank A. Pierson Name: Frank A. Pierson
Title: Assistant Vice President